UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2006

Burlington Northern Santa Fe Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On February 14, 2006, the Board of Directors (the “Board”) of Burlington Northern Santa Fe Corporation (the “Company”) amended its Corporate Governance Guidelines (“Guidelines”) to implement a new policy it adopted regarding director elections. The amendment to the Guidelines was implemented as a part of the Company’s continuing efforts to enhance corporate governance procedures and to give shareholders more input into uncontested director elections. Under the amended Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the shareholder vote. The Directors and Corporate Governance Committee will consider the tendered resignation and will make a recommendation to the Board. The independent members of the Board will act on the recommendation within 90 days of certification of the election.

The Board will promptly disclose its decision to accept or reject a tendered resignation and the reasons for such decision and will, within ten days from the Board’s determination, make a filing with the Securities and Exchange Commission announcing the decision and the reasons supporting the decision. In making its decision, the Board can consider the following range of actions: acceptance of resignation; refusing the resignation of the director but addressing the underlying causes of the withheld votes; or taking such other action as the Board deems is in the best interests of the Company.

Any director who tenders his or her resignation will not participate in the Directors and Corporate Governance Committee recommendation or Board action regarding whether to accept the tendered resignation. The Directors and Corporate Governance Committee will monitor changes in the law and regulations and may propose changes to this process as appropriate. The Board believes that given the state of uncertainty regarding majority voting at this time, it is in the best interests of the Company’s shareholders to adopt this modified voting process at this time.

The amended Guidelines became effective immediately upon its adoption by the Board. The Company’s amended Guidelines are available on the Company’s Internet Web site at www.bnsf.com under the “Investors” link. A copy of the amended Guidelines is also available to any shareholder upon written request to Burlington Northern Santa Fe Corporation, 2500 Lou Menk Drive, Fort Worth, Texas 76131-2830, Attn: Investor Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: February 21, 2006	By:	/s/ James H. Gallegos
James H. Gallegos
Vice President and Corporate General Counsel